                                                                   EXHIBIT 10.28

                                                                          [LOGO]

                                    AGREEMENT

between

Mr. Wolfgang Neifer
Rosenstrasse 9a
85354 Freising
- - Licensor -

and

SCM Microsystems GmbH
Luitpoldstrasse 6
85276 Pfaffenhofen
- - Licensee -

PREAMBLE

The Licensor is the holder or co-holder of the industrial property rights and industrial property right applications listed in the appendix to this agreement (hereinafter referred to as the "industrial property rights"). In view of the planned hiring of the Licensor in an employment relationship as a salaried employee of the Licensee, the Licensor hereby grants the Licensee an option to exploit the industrial property rights subject to the conditions set forth below.

1. INDUSTRIAL PROPERTY RIGHTS

The Licensor hereby declares that the list in the appendix to this agreement contains all industrial property rights of which he is the solely entitled holder, to the extent that they relate to subject matters which affect the activities of the Licensee. The Licensor shall provide the Licensee with copies with all industrial property right documents by no later than the time of signing the agreement, including documents for not yet published applications.

2. OPTION

The Licensor hereby grants the Licensee an option to conclude a license agreement to exploit the industrial property rights. For a period of six months after signing this agreement, the option shall include the right to conclude an exclusive license agreement. During this period, the Licensor shall not offer or grant a third party a license to one or more industrial property rights. Following an expiration of six months, an option shall exist to conclude a non-exclusive license agreement to the industrial property rights for an indefinite period. The Licensor shall not grant third parties an exclusive license to one or more industrial property rights.

                                                                          [LOGO]


3. MAINTENANCE OF INDUSTRIAL PROPERTY RIGHTS

It shall be the responsibility of the Licensor to maintain the industrial property rights and take all measures necessary to acquire and defend them. The Licensee shall reimburse the Licensor for the costs incurred in acquiring, maintaining and defending industrial property rights concerning which a license agreement is concluded. The Licensee shall determine the patent law firm.

If the Licensor intends to relinquish an industrial property right, he shall first offer the Licensee the right to assume it in exchange for reimbursement of all costs incurred to that point in time in acquiring, maintaining and defending it.

4. TERMS OF THE LICENSE AGREEMENT

The license agreement shall be concluded subject to customary terms and conditions. A license rate of 1-2% of the invention-specific sales portion (less industrial property right costs) shall be viewed as customary. "Invention-specific" shall be those portions of a product or a process which are substantially characterized by the invention. In the case of particularly high sales, a graduated scale shall be created by application mutatis mutandis of guideline 11 of the Act of 7/25/57 on Employee Inventions.

The Licensee may grant sub-licences to licence agreements which have been concluded and extend the license to affiliated firms of the SCM group.

5. INVENTIONS DURING THE EMPLOYMENT RELATIONSHIP

In the case of inventions which the Licensor makes during the term of the employment relationship, the provisions in this regard of a separate employment contract shall apply.

6. TERM OF THE AGREEMENT

This agreement shall begin when it is signed by both parties and shall end at the end of the employment relationship which is the subject matter of the separate employment contract. The term of license agreements which are concluded shall be independent of this agreement and shall be based upon the respective license agreement.


Pfaffenhofen, 1/31/97                         (Place, date)     1/31/97

[sig]                                         [signature]
- -------------------------                     -------------------------
SCM Microsystems GmbH                         (signature of the Licensor)

ADDENDUM TO THE AGREEMENT BETWEEN SCM AND NEIFER, DATED JANUARY 31, 1997.

Both parties agree to extend the term of the option defined in Section 2 of the Agreement from six to nine months.





/s/ signature                           /s/ W. Neifer
                                        -----------------------------
                                        Dipl.Ing. W. Neifer
SCM